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                                                                     EXHIBIT 5.1

                                 October 5, 2001



LifeMinders, Inc.
13530 Dulles Technology Drive
Suite 500
Herndon, VA 20171-3414

               Re: Registration Statement on Form S-3 for Resale of 640,791 Shares of Common Stock

Ladies and Gentlemen:

                We have acted as counsel to LifeMinders, Inc., a Delaware corporation (the "Company"), in connection with the registration for resale of 640,791 shares of the Company's Common Stock (the "Shares"), as described in the Company's Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

                This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

                We have reviewed the Company's charter documents, the corporate proceedings taken by the Company in connection with the original issuance and sale of the Shares, and such other documents, records and matters of law as we have deemed necessary for purposes of this opinion. Based on such review and on the assumptions set forth below, we are of the opinion that the Shares are duly authorized, validly issued, fully paid and nonassessable.

                In rendering the foregoing opinion, we have (i) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies and (ii) relied, as to certain factual matters, without any independent investigation, inquiry or verification, upon statements or certificates of public officials and of representatives of the Company.

                We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.

                This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter

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                                                                 October 5, 2001
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may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                      Very truly yours,

                                      /s/Brobeck, Phleger & Harrison LLP

                                      BROBECK, PHLEGER & HARRISON LLP